Exhibit 99.1

SOLITRON DEVICES, INC. ANNOUNCES CHANGE OF LEADERSHIP AND ADDITIONAL BOARD MEMBER

WEST PALM BEACH, FL – Solitron Devices, Inc. (OTCQB: SODI) (the “Company”) today announced:

Shevach Saraf, Chairman and CEO of the Company has retired as of Friday July 22, 2016. The Board would like to thank Mr. Saraf for his many years of service. He joined the Company at a particularly difficult time for Solitron and guided the Company successfully while many competitors failed. The Company will be holding a retirement luncheon in Mr. Saraf’s honor at the Company’s offices in early August.

Pursuant to Mr. Saraf’s retirement, the Company reached an agreement with Mr. Saraf, subject to a seven day revocation period by Mr. Saraf ending July 29th, whereby the Company will fulfill the terms of his employment agreement, repurchase all shares held by Mr. Saraf, and repurchase all outstanding options held by Mr. Saraf. The total sum of the payment to Mr. Saraf is approximately $2.85 million including accrued unused vacation and COBRA benefits. Mr. Saraf has also resigned from the Board effective as of July 22, 2016, subject to the revocation period described above. As a result of this transaction the total number of fully diluted shares outstanding will decline from 2,523,050 to 1,901,950, a reduction of 621,100, or 24.6%.

The Board has also approved an amendment to Solitron’s bylaws in order to separate the CEO and Chairman roles, and appointed Tim Eriksen as CEO of the Company. Mr. Eriksen has served as a Director of the Company since the election of August 4th, 2015. Mr. Eriksen’s responsibilities will primarily consist of shareholder relations, capital allocation, governance issues, and assistance in financial reporting. The Board believes Mr. Eriksen is well qualified to fill this position.

David Pointer has been appointed Chairman of the Board of the Company. Mr. Pointer has served as a Director of the Company since the election of August 4th, 2015. The Board appreciates Mr. Pointer’s willingness to step in and fill this role.

Mark Matson has been named President and Chief Operating Officer of the Company (COO). In recent months Mr. Matson has served the Company in a consultant role and is very familiar with Solitron Devices, Inc.’s products and markets. Mr. Matson’s previous experience includes COO and VP of Operations at YSI, Vice President of Operations and Engineering at Rockford Corporation, General Manager of Seattle Division for Benchmark Electronics, and Vice President at ADIC (Advanced Digital Information Corporation) and at Interpoint. The Board is pleased to have someone of Mr. Matson’s experience in the semiconductor component marketplace to be able to step in and run the operations of the Company.

Several months ago a shareholder of Solitron informed Solitron of the shareholder’s intention to run a proxy contest in the 2016 election. The Board entered into discussions with this shareholder and was pleased to learn that their concerns about the Company closely mirrored those expressed by shareholders in the 2015 election. As a result of those discussions, the Board has appointed Charles Gillman as a Class III director effective July 22, 2016 to fill the vacancy caused by Mr. Saraf’s retirement. Mr. Gillman will hold office until the Company’s 2016 Annual Meeting of Stockholders and will be the Company’s nominee in the upcoming election at the 2016 Annual Meeting of Stockholders. Mr. Gillman has served on numerous corporate boards and has an excellent reputation for strong corporate governance in favor of all shareholders.

Solitron has agreed to reimburse expenses related to the 2015 proxy contest and the potential 2016 proxy contest. In total, the expenses to be reimbursed will not exceed $200,000.

The Company has set the date of its 2016 annual meeting of shareholders for August 26, 2016. The meeting will be held in West Palm Beach, Florida.

Important Additional Information About the 2016 Annual Meeting of Stockholders

This press release may be deemed to be solicitation material in respect of the 2016 Annual Meeting of Stockholders, including the upcoming election of directors. The meeting proposals, including the election of directors, will be submitted to the stockholders of Solitron for their consideration. In connection with the 2016 Annual Meeting of Stockholders, Solitron will file with the Securities and Exchange Commission (the “SEC”) a proxy statement. Stockholders of Solitron are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Stockholders of Solitron will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Solitron at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement and any SEC filings that will be incorporated by reference in the proxy statement can be obtained, free of charge, by directing a request to: Tim Eriksen, Chief Executive Officer, E-mail: corporate@solitrondevices.com.

Solitron and its directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the 2016 Annual Meeting of Stockholders. Information regarding Solitron’s directors and executive officers is available in its Annual Report on Form 10-K/A for the year ended February 29, 2016, which was filed with the SEC on June 28, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described in the preceding paragraph.

About Solitron Devices, Inc.

Solitron Devices, Inc., a Delaware corporation, designs, develops, manufactures and markets solid-state semiconductor components and related devices primarily for the military and aerospace markets. The Company manufactures a large variety of bipolar and metal oxide semiconductor (“MOS”) power transistors, power and control hybrids, junction and power MOS field effect transistors (“Power MOSFETS”), field effect transistors and other related products. Most of the Company’s products are custom made pursuant to contracts with customers whose end products are sold to the United States government. Other products, such as Joint Army/Navy transistors, diodes and Standard Military Drawings voltage regulators, are sold as standard or catalog items. The Company was incorporated under the laws of the State of New York in March 1959, and reincorporated under the laws of the State of Delaware in August 1987.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Solitron Devices, Inc. that involve risks and uncertainties that could materially affect actual results, including statements regarding interim appointments to our Board of Directors and our executive officers. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) our ability to implement a smooth succession plan at the Board and executive officer level on both an interim and long-term basis, (2) our ability to develop and recruit effective Board members and executive officers, (3) changes in our stock price, corporate or other market conditions; (4) the loss of, or reduction of business from, substantial clients; (5) our dependence on government contracts, which are subject to termination, price renegotiations and regulatory compliance; (6) changes in government policy or economic conditions; (7) increased competition; (8) the uncertainty of current economic conditions, domestically and globally; and (9) other factors contained in the Company’s Securities and Exchange Commission filings, including its Form 10-K, 10-Q and 8-K reports.

CONTACT:

Tim Eriksen

Chief Executive Officer

E-mail: corporate@solitrondevices.com